Calculation of Filing Fee Tables
S-8
Mobile Infrastructure Corp
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, $0.01 par value	Other	3,000,000	$ 1.79	$ 5,370,000.00	0.0001381	$ 741.60
Total Offering Amounts:						$ 5,370,000.00		$ 741.60
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 741.60
Offering Note
[1]	Note to Amount Registered: Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of Common Stock, par value $0.01 per share (the "Common Stock"), of Mobile Infrastructure Corporation (the "Registrant") that become issuable under the Registrant's Amended and Restated Mobile Infrastructure Corporation and Mobile Infra Operating Company, LLC 2023 Incentive Award Plan by reason of any stock dividend, stock split, recapitalization or similar transaction effected without the Registrant's receipt of consideration which would increase the number of outstanding shares of Common Stock. Note to Proposed Maximum Offering Price Per Unit and Maximum Aggregate Offering Price: Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) and Rule 457(c) promulgated under the Securities Act. The maximum offering price per share is based upon the average of the high and low price of the Registrant's common stock on June 15, 2026 as reported on The Nasdaq Global Market.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources